EXHIBIT 99.1

Upexi Announces $50 Million Share Repurchase Program

TAMPA, Fla., November 13, 2025 -- Upexi, Inc. (NASDAQ: UPXI) (“Upexi” or the “Company”), a leading Solana-focused digital asset treasury company and consumer brands owner, today announced that its Board of Directors has authorized a share repurchase program up to $50 million of its outstanding common stock.

The share repurchase program will enhance Upexi’s flexibility to purchase shares of its common stock in the open market, subject to market conditions and other factors. The Company expects to execute share repurchases opportunistically, consistent with its disciplined capital allocation approach and commitment to delivering sustainable, long-term value for shareholders.

“This share repurchase program underscores our confidence in Upexi’s strategy, balance sheet, and long-term growth trajectory,” said Allan Marshall, Chief Executive Officer of Upexi. “We view the repurchase program as an additional tool to enhance shareholder value and will deploy it only when management believes the repurchase represents an attractive return on capital without compromising our ability to pursue strategic growth or maintain a strong treasury position.”

The timing, manner, price, and amount of repurchases will be determined at management’s discretion, based on factors such as share price, market conditions, and available liquidity. The program does not obligate the Company to acquire any specific number of shares and may be suspended or discontinued at any time.

About Upexi, Inc.

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much Solana (SOL) as possible in a disciplined and accretive fashion. In addition to benefiting from the potential price appreciation of Solana - the cryptocurrency of the leading high-performance blockchain - Upexi utilizes three key value accrual mechanisms in intelligent capital issuance, staking, and discounted locked token purchases. The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over two million SOL. Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products. Please see www.upexi.com for more information.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

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Forward Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Brian Rudick, Chief Strategy Officer

(203) 442-5391

brian.rudick@upexi.com

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Upexi@KCSA.com

Media Relations Inquiries

Greg or Katie @STiR-communications.com

STiR-communications.com

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